Filed Pursuant to Rule 424(b)(7)
Registration No. 333-282975

PROSPECTUS SUPPLEMENT

(To prospectus dated November 4, 2024)

Watsco, Inc.

517,884 SHARES OF COMMON STOCK

This prospectus supplement relates to the offer and sale by the selling shareholders identified herein of an aggregate of 517,884 shares of Common stock of Watsco, Inc. We issued these shares on June 1, 2026 in a private transaction in connection with our acquisition of substantially all of the assets of Jackson Supply Company, a Texas corporation, pursuant to an asset purchase agreement entered into by and among us, the selling shareholders and the other parties thereto. We have filed this prospectus supplement with the Securities and Exchange Commission in connection with certain registration rights that we have granted the selling shareholders.

Our Common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “WSO.” On June 2, 2026, the last reported sale price for our Common stock on the NYSE was $363.86 per share.

The selling shareholders identified in this prospectus supplement or their respective successors, including their respective pledgees, donees, transferees, assignees and other successors-in-interest, may offer the shares from time to time in one or more public or private transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The shares may be offered by the selling shareholders directly to investors, through one or more broker-dealers or agents, or through any other manner permitted by law, on a continuous or delayed basis. The timing, manner and amount of any sale are within the sole discretion of the selling shareholders. See “Plan of Distribution” beginning on page S-4 of this prospectus supplement. We will not receive any proceeds from the sale of these shares by any selling shareholder.

Investing in our securities involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is June 4, 2026.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not, and the selling shareholders have not, authorized anyone to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc., a Florida corporation, and its subsidiaries, unless the context requires otherwise.

S-ii

RISK FACTORS

An investment in our securities involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from any selling shareholders’ sale of the shares of Common stock offered under this prospectus supplement and the accompanying prospectus.

SELLING SHAREHOLDERS

On June 1, 2026 (the “Closing Date”), we consummated the acquisition of substantially all of the assets of the HVAC distribution business of Jackson Supply Company, a Texas corporation (“JSC”), pursuant to an asset purchase agreement, dated as of April 23, 2026, entered into by and among us, the selling shareholders and the other parties thereto (the “Purchase Agreement”) and issued an aggregate of 517,884 shares of Common stock of Watsco, Inc., of which 65,389 shares (the “Escrow Shares”) will be held in escrow for a period of up to 12 months following the Closing Date in connection with customary purchase price adjustments and indemnification obligations of JSC. We issued all such shares of Common stock in a private placement exempt from registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have agreed to register for resale all shares of Common stock offered by the selling shareholders hereby in accordance with our obligations under the Purchase Agreement.

No selling shareholder currently holds, nor has any selling shareholder held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does any selling shareholder currently have, or has had within the past three years, any other material relationship with us or any of our predecessors or affiliates.

The following table sets forth information with respect to selling shareholders’ beneficial ownership of our Common stock as of June 4, 2026, prior to and after giving effect to this offering. The information contained in the table below in respect of the selling shareholders has been obtained from the selling shareholders and has not been independently verified by us. The information set forth in the following table regarding the selling shareholders’ beneficial ownership of Common stock after the resale of the shares offered hereby is based upon the assumption that each selling shareholder will sell all of the shares of Common stock owned by such selling shareholder and covered by this prospectus supplement and the accompanying prospectus. The registration of the shares of Common stock covered by this prospectus supplement does not necessarily mean that any of the shares will be offered or sold by the selling shareholders. The timing and amount of any sale is within the respective selling shareholders’ sole discretion. See “Plan of Distribution” contained elsewhere in this prospectus supplement.

Selling Shareholder	Class	Number of Shares Beneficially Owned		Percent of Class(1)	Number of Shares Offered		Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering
James Durrett	Common stock	335,886	(2)	*	335,884		2	*
Darla Chakkalakal	Common stock	61,374		*	61,374		—	*
Albert Adams	Common stock	27,897		*	27,897		—	*
Tina Syzdek	Common stock	11,159		*	11,159		—	*
Jason Carter	Common stock	11,159		*	11,159		—	*
Ricardo Alba Jr.	Common stock	558		*	558		—	*
LaShanda Chevis	Common stock	1,116		*	1,116		—	*
Samuel Conzonere III	Common stock	1,116		*	1,116		—	*
Holly Smelser	Common stock	1,116		*	1,116		—	*
William Chandler	Common stock	1,116		*	1,116		—	*
Jackson Supply Company	Common stock	65,389	(3)	*	65,389	(3)	—	*

*	Less than one percent
(1)	Percentage ownership calculation is based on 35,016,653 shares of Common stock (excluding 4,066,909 treasury shares) outstanding as of May 29, 2026.
(2)

Includes one share of Common stock and one share of Class B Common stock, which is convertible into one share of Common stock. Mr. Durrett acquired such shares on the NYSE, and none of such shares are offered hereby.

(3)	Represents shares of Common stock held in escrow subject to release pursuant to the terms of the Purchase Agreement.

PLAN OF DISTRIBUTION

The selling shareholders will act independently of Watsco, Inc. in making decisions with respect to the timing, manner and size of each and any sale of shares of Common stock. Each selling shareholder and any of such selling shareholder’s pledgees, donees, transferees, assignees and other successors-in-interest may, from time to time, sell any or all of the shares of Common stock beneficially owned by them and offered hereby directly to investors, through one or more broker-dealers or agents, or through any other manner permitted by law, on a continuous or delayed basis. The selling shareholders will be responsible for commissions charged by any such broker-dealers or agents. The Common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the Common stock from time to time will be determined by the selling shareholders and, at the time of the determination, may be higher or lower than the market price of our Common stock on the NYSE or any other exchange or market. Each selling shareholder may use any one or more of the following methods when selling the shares of Common stock covered by this prospectus supplement:

•

through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such selling shareholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in privately negotiated transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•

transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling shareholder to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling shareholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

There can be no assurance that the selling shareholders will sell any or all of the shares of Common stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

In addition, a selling shareholder may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. Upon being notified by a selling shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus supplement to name specifically such person as a selling shareholder.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Common stock offered hereby, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell Common stock short and deliver these shares of Common stock to close out their short positions, or loan or pledge the Common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of Common stock offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of Common stock covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common stock offered hereby.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common stock covered hereby. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We shall not be responsible for any of the selling shareholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the shares of Common stock offered under this prospectus supplement (i) have been sold, hereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. The shares of Common stock offered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Common stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common stock offered hereby may not simultaneously engage in market making activities with respect to the Common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Additionally, we have agreed to indemnify the selling shareholders, and the selling shareholders have agreed to indemnify us, against certain liabilities related to the offer and sale of the Common stock by the selling shareholders, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Cesar Alvarez, one of our Directors, is a Senior Chair of Greenberg Traurig, P.A., which receives from us customary fees for legal services.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;

(b) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 8, 2026;

(c) our Current Report on Form 8-K filed with the SEC on April 29, 2026 (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d) our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2026 in connection with our 2026 Annual Meeting of Shareholders (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025); and

(e) the description of our Common stock and Class B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description, including the description of our Common stock and Class  B common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 S. Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made (or incorporated by reference) in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.watsco.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

PROSPECTUS

Watsco, Inc.

Common Stock

Class B Common Stock

We are Watsco, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of Common stock and Class B common stock that we may offer from time to time. We may offer and sell the securities at prices and on terms to be determined at the time of sale and set forth in a prospectus supplement. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities from time to time through public or private transactions, and in the case of our Common stock and our Class B common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our Common stock is listed on the New York Stock Exchange under the ticker symbol “WSO,” and our Class B common stock is listed on the New York Stock Exchange under the ticker symbol “WSOB.”

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors”, beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 4, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, Watsco may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, please see that agreement or document for a complete description of these matters.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 9. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 9.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc. and its subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and the other documents incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” found on page 9. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook,” “goal,” “designed” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements about future operating results, are forward-looking statements, including statements regarding, among other items, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions and/or joint ventures and investments in unconsolidated entities, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties, and changes in circumstances, certain of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of several factors, including, but not limited to:

•	general economic conditions, both in the United States and in the international markets we serve;

•	competitive factors within the HVAC/R industry;

•	effects of supplier concentration, including conditions that impact the supply chain;

•	fluctuations in certain commodity costs;

•	consumer spending;

•	consumer debt levels;

•	new housing starts and completions;

•	capital spending in the commercial construction market;

•	access to liquidity needed for operations;

•	seasonal nature of product sales;

•	weather patterns and conditions;

•	insurance coverage risks;

•	federal, state, and local regulations impacting our industry and products;

•	prevailing interest rates;

•	the effect of inflation;

•	foreign currency exchange rate fluctuations;

•	international risk;

•	cybersecurity risk; and

•	the continued viability of our business strategy.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. For additional information regarding important factors that may affect our operations and could cause actual results to vary materially from those anticipated in the forward-looking statements, please see Item 1A “Risk Factors” in our Annual Reports on Form 10-K, as well as the other documents and reports that we file with the SEC and incorporate by reference into this prospectus. Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information or the discussion of such risks and uncertainties to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements.

Watsco, Inc. was incorporated in Florida in 1956 and is the largest distributor of air conditioning, heating, and refrigeration equipment and related parts and supplies (“HVAC/R”) in the HVAC/R distribution industry in North America. At September 30, 2024, we operated from 689 locations in 43 U.S. States, Canada, Mexico, and Puerto Rico with additional market coverage on an export basis to portions of Latin America and the Caribbean.

Our principal executive office is located at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133, and our telephone number is (305) 714-4100. Our website address on the Internet is www.watsco.com. The information contained on or accessible through our website is not incorporated into this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds, if any, from the sale of the securities offered hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our Common stock, our Class B common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to the Florida Business Corporation Act, referred to as the Florida Act, and the complete text of our Amended and Restated Articles of Incorporation, as amended, referred to as our Amended and Restated Articles of Incorporation, and our Second Amended and Restated Bylaws, referred to as our Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Overview - Authorized and Outstanding Shares

As of October 29, 2024, under our Amended and Restated Articles of Incorporation, we had the authority to issue:

•	60,000,000 shares of Common stock, par value $0.50 per share;

•	10,000,000 shares of Class B common stock, par value $0.50 per share; and

•	10,000,000 shares of preferred stock, par value $0.50 per share, which are issuable in series on terms determined by our Board of Directors, of which none are currently designated.

As of October 29, 2024:

•	34,829,623 shares of our Common stock, excluding 4,066,981 treasury shares, were outstanding;

•	5,552,050 shares of our Class B common stock, excluding 34,872 treasury shares, were outstanding; and

•	no shares of our preferred stock were outstanding.

The following descriptions set forth certain general terms and provisions of our Common stock and Class B common stock to which a prospectus supplement may relate. The particular terms of the shares of Common stock and Class B common stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Rights of Our Common Stock

Preemptive Rights. The holders of our Common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights. Each outstanding share of our Common stock is entitled to one vote per share.

Dividends. Holders of our Common stock are entitled to receive dividends or other distributions when and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our unsecured revolving credit agreement.

Liquidation Rights. In the event of the liquidation of the Company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our Common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing. We list our Common stock on the New York Stock Exchange under the symbol “WSO.”

Additionally, please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Rights of Our Class B Common Stock

Our Class B common stock is substantially identical to our Common stock except: (i) each share Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board of Directors (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board of Directors; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal per share cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

We list our Class B common stock on the New York Stock Exchange under the symbol “WSOB.”

Additionally, please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, the Board of Directors is empowered, without approval of the holders of our Common stock or Class B common stock, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common stock and Class B common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult. Please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our Common stock and Class B common stock.

Blank Check Preferred Stock. As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. As of the date of the prospectus, the Company does not intend to issue any preferred stock.

Election of Directors. Our Amended and Restated Articles of Incorporation provide for the filling of vacancies occurring on the Board of Directors by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by that removal with its own nominees.

Classified Board. Our Amended and Restated Articles of Incorporation provide that our Board of Directors shall be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors is elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding capital stock entitled to vote from obtaining control of our Board of Directors until the second annual shareholders’ meeting following the date the acquiring party obtains such a controlling interest. The classified board provision could discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Indemnification. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common stock and Class B common stock is Equiniti Trust Company, LLC.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder for a period of three (3) years following the time that such shareholder became an interested shareholder, unless:

•

such business combination or other extraordinary corporate transaction (including a transaction which resulted in the shareholder becoming an interested shareholder) is approved by a majority of disinterested directors before the subject shareholder becomes an interested shareholder;

•

upon consummation of such a business combination or extraordinary corporate transaction that resulted in the subject shareholder becoming an interested shareholder, such shareholder owned at least 85% of the outstanding voting shares of the corporation at the time such transaction commenced, exclusive of shares owned by directors, officers and certain employee stock plans; or

•

at or subsequent to the time the subject shareholder became an interested shareholder, such business combination or other extraordinary corporate transaction is approved by the board of directors and authorized by an affirmative vote of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, and not by written consent.

The above requirements do not apply to such business combinations or other extraordinary corporate transactions with an interested shareholder if:

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three (3) years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors. We have not made an election in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to opt out of Section 607.0902.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements. Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Cesar Alvarez, one of our Directors, is the Executive Chairman of Greenberg Traurig, P.A., which receives from us customary fees for legal services.

EXPERTS

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2023, and for the year ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our website at http://www.watsco.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Common stock and Class B common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

(b)

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 3, 2024, for the fiscal quarter ended on June  30, 2024, filed with the SEC on August  2, 2024 and for the fiscal quarter ended September 30, 2024, filed with the SEC on November 1, 2024;

(c)

our Current Reports on Form 8-K filed with the SEC on February 21, 2024, March 29, 2024 and June 6, 2024 (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)

our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on June 3, 2024, filed with the SEC on April 26, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

(e)

the description of our Common stock and Class  B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description, including the description of our capital stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed), which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 South Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

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